EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-83398, 33-66580 and 333-10837) of Bell Microproducts Inc. of our report dated March 26, 1997 appearing on page F-1 of this Form 10-K.


PRICE WATERHOUSE LLP
San Jose, California
March 26, 1997